UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 2, 2013

Commission File Number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Stephen E. Hare as Executive Vice President, Chief Financial Officer

Effective December 2, 2013, Stephen E. Hare was appointed as the Executive Vice President, Chief Financial Officer of Office Depot, Inc. (the “Company”). Prior to joining the Company, Mr. Hare served as the Senior Vice President and Chief Financial Officer of The Wendy’s Company, a restaurant owner, operator and franchisor, from July 2011 until September 2013. Mr. Hare also served as the Senior Vice President and Chief Financial Officer of Wendy’s/Arby’s Group, Inc., a position he held from October 2008 until July 2011. He also served as Chief Financial Officer of Arby’s Restaurant Group, Inc., a restaurant owner, operator and franchisor (“Arby’s”), from June 2006 until the sale of Arby’s by The Wendy’s Company in July 2011. Mr. Hare currently has a consulting agreement with The Wendy’s Company, and the Company has agreed that, subject to the approval of the Company’s Chief Executive Officer, Roland Smith (the “CEO”), Mr. Hare may continue to provide consulting activities to The Wendy’s Company through January 1, 2014.

Prior to joining The Wendy’s Company, Mr. Hare served as an Executive Vice President of Cadmus Communications Corporation (“Cadmus”), a leading publisher of scientific, technical, medical, and scholarly journals, and as President of Publisher Services Group, a division of Cadmus, from January 2003 to June 2006, and as the Executive Vice President, Chief Financial Officer of Cadmus from September 2001 to January 2003. Prior to that, Mr. Hare was the Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers from 1996 to 2001. From 1990 to 1996, Mr. Hare served as the Senior Vice President and Chief Financial Officer of James River Corporation, which was one of the world’s largest paper companies with approximately 60 manufacturing facilities in North America and Europe. Mr. Hare currently serves as a director of Hanger, Inc., a provider of orthotic and prosthetic products and services that enhance human physical capability. Mr. Hare is 60.

Further information about Mr. Hare and his appointment as Executive Vice President, Chief Financial Officer is included in the Company’s press release issued on December 2, 2013, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Description of Agreements with Mr. Hare

Letter Agreement between the Company and Mr. Hare

The Company entered into a Letter Agreement (the “Letter Agreement”) with Mr. Hare, which sets forth the terms of Mr. Hare’s employment with the Company as the Company’s Executive Vice President, Chief Financial Officer, effective December 2, 2013 (the “Effective Date”).

This summary of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Letter Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K. Exhibit 10.1 is incorporated herein by reference into this Item 5.02.

Base Salary. Mr. Hare will receive an annual base salary of $750,000, which may be increased from time to time.

Initial Performance Bonus. Mr. Hare is eligible to receive a lump sum cash initial performance bonus of up to $500,000 (the “Initial Performance Bonus”). The actual amount of the Initial Performance Bonus will be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), taking into consideration the recommendation of the CEO, based upon his achievement of the following performance objectives prior to December 31, 2013: (i) progress on the selection of the Company’s Finance team; and (ii) progress on the development of a Company budget for 2014. The Compensation Committee, taking into consideration the CEO’s recommendation, shall make a good faith determination of the achievement of the foregoing objectives on or before March 15, 2014, and shall cause such Initial Performance Bonus, if any, to be paid to Mr. Hare not later than March 15, 2014. Mr. Hare must be employed by Company on March 15, 2014 in order to be eligible to receive the Initial Performance Bonus.

Bonuses. Beginning in 2014, Mr. Hare will be eligible to receive an annual target bonus equal to 85% of his base salary, based on achievement of performance goals established by the Company’s Board of Directors (the “Board”) or the Compensation Committee. In the event that Mr. Hare achieves superior performance goals established by the Board or the Compensation Committee, then he will be eligible to receive a bonus award of up to 170% of his base salary. Mr. Hare shall be eligible to receive an annual bonus commencing for calendar year 2014.

Option Grant. On the Effective Date, Mr. Hare was granted a ten-year non-qualified option (the “Option”) to purchase 500,000 shares of the Company’s common stock, par value $ .01 per share (the “Common Stock”). Material terms of the Option are summarized below under “Non-Qualified Stock Option Award Agreement Between the Company and Mr. Hare.”

Restricted Stock Unit Grants. On the Effective Date, Mr. Hare was granted 229,533 restricted stock units (“Restricted Stock Units”). Material terms of the Restricted Stock Units are summarized below under “Restricted Stock Unit Award Agreement Between the Company and Mr. Hare.”

Performance Share Units Grant. On the Effective Date, Mr. Hare was granted 149,533 performance share units (“Performance Shares”). Material terms of the Performance Shares are summarized below under “Performance Share Award Agreement Between the Company and Mr. Hare.”

Other Long-Term Incentive Compensation. Commencing with the Company’s 2015 fiscal year, Mr. Hare will be eligible to receive equity awards on a basis no less favorable than is provided to other similarly situated executives of the Company.

Clawback Provisions. The incentive-based compensation or other amounts paid to Mr. Hare pursuant to the Letter Agreement or any other agreements or arrangements with the Company will be subject to clawback under any Company clawback policy that is uniformly applicable to similarly situated executive officers of the Company.

Employee Benefits. Mr. Hare will be eligible to participate in the Company’s benefit programs, on a basis no less favorable than is provided to other similarly situated executive officers of the Company.

Change in Control Agreement. Following the Effective Date, Mr. Hare will be provided a Change in Control Agreement, which agreement will provide for severance benefits in the event that he is involuntarily terminated without Cause or voluntarily terminated with Good Reason following a Change in Control, as will be defined therein.

Indemnification/Director and Officer Liability Insurance. The Company will maintain director and officer liability insurance that covers Mr. Hare during his employment with the Company and for a period of six years thereafter.

Termination of Employment. If Mr. Hare is involuntarily terminated by the Company without Cause (as defined in the Letter Agreement) or voluntarily terminates his employment with the Company for Good Reason (as defined in the Letter Agreement), then the Company will pay to Mr. Hare the following as severance benefits:

(i)	18 months of his base salary at the rate in effect on the date of his employment termination;

(ii)	18 times the difference between the Company’s monthly COBRA charge on the date of Mr. Hare’s employment termination for the type of Company-provided group health plan coverage in effect for Mr. Hare on that date and the applicable active employee charge for such coverage; and

(iii)	a pro-rata bonus calculated based on actual performance under the Company’s annual bonus plan for the Company’s fiscal year in which the termination occurs, with payment under this subsection (iii) being made to Mr. Hare at the same time as payments made to other participants in the corporate bonus program, as described in the Letter Agreement.

Mr. Hare’s severance benefits are not subject to mitigation or offset of future or potential earnings.

Miscellaneous. Mr. Hare will also be eligible for four weeks of vacation. Mr. Hare will be eligible to participate in the Company’s Executive Car Allowance Program in accordance with its terms, as the terms may be amended from time to time (currently, a bi-weekly car allowance of $600.00). In addition, Mr. Hare will be eligible to participate in the Company’s corporate relocation program. The Company will also pay or will reimburse Mr. Hare for legal fees incurred in negotiating and entering into the Letter Agreement and related agreements and amendments, up to a maximum of $20,000.

Mr. Hare’s employment with the Company is also subject to the execution by him of the Company’s Associate Non-Competition, Confidentiality and Non-Solicitation Agreement (the “Associate Agreement”), which agreement contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights. The Associate Agreement is substantially similar to the Form of Associate Agreement between the Company and certain executives of the Company previously filed as an Exhibit to its Annual Report on Form 10-K on February 22, 2011.

Non-Qualified Stock Option Award Agreement between the Company and Mr. Hare.

As described above, on the Effective Date, the Company entered into a 2013 Non-Qualified Stock Option Award Agreement with Mr. Hare (the “Option Agreement”). Pursuant to the Option Agreement, on the Effective Date, the Company granted Mr. Hare an option (the “Option”) to purchase 500,000 shares of Common Stock (the “Option Shares”), at an exercise price of $5.35 per share, the Common Stock’s closing price on the New York Stock Exchange on the Effective Date. The Option will vest and become exercisable with respect to 33% of the Option Shares on each of the first and second anniversaries of the grant date and as to all remaining Option Shares on the third anniversary of the grant date, provided that Mr. Hare is continuously employed by the Company or a subsidiary of the Company on each such anniversary date. No portion of the Option may be exercised after the Option’s expiration date of December 2, 2023 (the “Expiration Date”). Except as otherwise provided in the Option Agreement, the Option is subject to all the terms and conditions of the Office Depot, Inc. 2007 Long-Term Incentive Plan, as amended (the “2007 Plan”).

In general, upon termination of Mr. Hare’s employment prior to the third anniversary of the Option’s grant date, the portion of the Option that is unvested on the termination date will be forfeited and cancelled. However, if Mr. Hare’s employment is terminated prior to the end of the Option’s vesting period due to his death or Disability, a pro rata portion of the Option Shares (to the extent the Option has not previously vested and become exercisable) will vest on the employment termination date; the remainder of the Option Shares will be forfeited on such date. In addition, if Mr. Hare’s employment is terminated prior to the end of the Option’s vesting period without Cause or for Good Reason, in either case prior to the effective date of a Change in Control or after the period following the effective date of a Change in Control during which he is entitled to receive enhanced severance benefits upon a termination of employment pursuant to a Change of Control Agreement, a pro rata portion of the Option Shares (to the extent the Option has not previously vested and become exercisable) will vest on the employment termination date; the remainder of the Option Shares will be forfeited on such date. In the event of Mr. Hare’s involuntary termination of employment without Cause or his termination of employment for Good Reason within the period following the effective date of a Change in Control during which he is entitled to receive enhanced severance benefits upon a termination of employment pursuant to his Change of Control Agreement, the Option will fully vest and become exercisable upon termination. However, if in the event of a Change in Control the Option is not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the Option will become fully vested on the effective date of the Change in Control and will be cancelled in exchange for a cash payment in an amount equal to (a) the excess of the Fair Market Value (as defined in the 2007 Plan) per share of the Common Stock subject to the Option immediately prior to the effective date of the Change in Control over the per share exercise price, multiplied by (b) the number of shares of Common Stock subject to the Option. If Mr. Hare’s employment with the Company is terminated for Cause, the Option will be cancelled and forfeited upon termination.

If Mr. Hare terminates employment (i) by voluntarily terminating employment after completing at least five years of service, (ii) as a result of an involuntary termination without Cause, resignation for Good Reason, death, or termination on account of Disability, or (iii) due to Retirement (as defined in the 2007 Plan), then the portion of the Option that is vested and exercisable on the termination date will remain exercisable until the earlier of the Expiration Date and the date that is 12 months after the termination date; otherwise, the portion of the option that is vested and exercisable on the date of termination will remain exercisable until the earlier of the Expiration Date and the date that is 90 days after the termination date. Pursuant to the Option Agreement, the Option is subject to transfer restrictions and is subject to Mr. Hare’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Associate Non-Competition, Confidentiality and Non-Solicitation Agreement.

As used in this description of the Option Agreement and in the below descriptions of the RSU Agreement and the Performance Share Award Agreement, the terms “Cause,” “Disability,” “Good Reason” and “Change in Control” have the meanings given to them in the Option Agreement, the RSU Agreement and the Performance Share Award Agreement, respectively.

This summary of the Option Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Option Agreement. The Option Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Restricted Stock Unit Award Agreement between the Company and Mr. Hare.

As described above, on the Effective Date, the Company entered into a 2013 Restricted Stock Unit Award Agreement with Mr. Hare (the “RSU Agreement”). Pursuant to the RSU Agreement, on the Effective Date, the Company granted Mr. Hare 229,533 restricted stock units (the “RSUs”). The RSUs will vest on the third anniversary of the Effective Date if Mr. Hare is continuously employed by the Company or any subsidiary of the Company from the Effective Date until the third anniversary of the Effective Date. Each vested RSU will be paid by the issuance to Mr. Hare of one share of Common Stock. Except as otherwise provided in the RSU Agreement, the RSUs are subject to all the terms and conditions of the 2003 OfficeMax Incentive and Performance Plan (the “OMIPP”).

In general, upon Mr. Hare’s separation from service with the Company and its subsidiaries, the RSUs that are unvested on the separation date will be immediately forfeited. However, if Mr. Hare separates from service prior to the end of the vesting period due to his death or Disability, a pro rata portion of the RSUs will vest on the separation date calculated on the basis set forth in the RSU Agreement; the remainder of the RSUs will be forfeited on such date. In addition, if Mr. Hare separates from service without Cause or for Good Reason, in either case prior to the effective date of a Change in Control or after the period following the effective date of a Change in Control during which he is entitled to receive enhanced severance benefits upon a termination of employment pursuant to his Change of Control Agreement, Mr. Hare will vest in a pro rata portion of the RSUs on the separation date calculated on the basis set forth in the RSU Agreement; the remainder of the RSUs will be forfeited on such date. In the event of his involuntary separation without Cause or his separation for Good Reason, in either case within the period following the effective date of a Change in Control during which he is entitled to receive enhanced severance benefits upon a termination of employment pursuant to his Change of Control Agreement, the RSUs will fully vest upon the separation date. However, if in the event of a Change in Control the RSUs are not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the RSUs shall become fully vested on the effective date of the Change in Control.

Pursuant to the RSU Agreement, the RSUs may not be transferred and are subject to Mr. Hare’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Associate Non-Competition, Confidentiality and Non-Solicitation Agreement. Furthermore, Mr. Hare shall have no voting, dividend or any other rights as a stockholder of the Company with respect to the RSUs. Upon the issuance of the Common Stock as to any vested portion of the RSUs, Mr. Hare shall obtain full voting and other rights of a Company stockholder as to such Common Stock.

This summary of the RSU Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the RSU Agreement. The RSU Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Performance Share Award Agreement between the Company and Mr. Hare.

As described above, on the Effective Date, the Company entered into a 2013 Performance Share Award Agreement with Mr. Hare (the “Performance Share Agreement”). Pursuant to the Performance Share Agreement, on the Effective Date, the Company granted Mr. Hare the right to earn shares of Common Stock based upon satisfaction of certain performance measures (the “Performance Shares”). The target number of Performance Shares is 149,553 (the “Target Award”). Except as otherwise provided in the Performance Share Agreement, the Performance Shares are subject to all the terms and conditions of the OMIPP.

Mr. Hare is eligible to earn up to 150% of the Target Award based on the level of the Company’s achievement of performance measures for the performance period beginning on January 1, 2014, and ending on December 31, 2016 (such performance measures, the “Performance Measures,” and such performance period, the “Performance Period”) relative to threshold, target and maximum performance levels established by the Compensation Committee. If the Company does not achieve the threshold performance level for a Performance Measure, the Performance Shares associated with that Performance Measure will be forfeited. If the Company’s achievement level is at least equal to the threshold level or above the target level for a Performance Measure, Mr. Hare will be eligible to earn a portion of, or increased number of Performance Shares relative to, the target award of the Performance Shares, as applicable, associated with the Performance Measure in an amount based on an interpolation model specified by the Compensation Committee. The Performance Share Agreement does not currently specify the Performance Measures but provides that it will be revised to reflect the Performance Measures to be set by the Compensation Committee within 90 days after the Effective Date.

The Compensation Committee will determine, based on the Company’s achievement, the number of Performance Shares, if any, that Mr. Hare is eligible to earn, as soon as practicable after the Performance Period (the “Eligible Award”). In general, Mr. Hare will vest in the

Eligible Award on the date the Compensation Committee determines the Eligible Award if he remains continuously employed by the Company or any subsidiary of the Company during the Performance Period; he will immediately forfeit the Performance Shares upon his termination of such employment prior to the end of the Performance Period. However, if Mr. Hare’s employment with the Company and its subsidiaries is terminated prior to the end of the Performance Period due to his death or Disability or without Cause or for Good Reason, Mr. Hare will vest in a pro rata portion of the Eligible Award (if any) calculated on the basis set forth in the Performance Share Agreement.

In the event of a Change in Control, (i) with respect to any portion of the Performance Shares associated with Performance Measures that are market-based (as specified in the Performance Share Agreement), performance shall be measured as of the effective date of the Change in Control, and (B) with respect to any portion of the Performance Shares associated with non-market-based Performance Measures (as specified in the Performance Share Agreement), performance shall be deemed to be achieved at target. The Compensation Committee will determine the number of Performance Shares, if any, that Mr. Hare is eligible to earn in the event of a Change in Control within 60 days following the effective date of the Change in Control (the “CIC Award”).

In general, Mr. Hare will vest in the CIC Award on the date the compensation committee determines the CIC Award if he remains continuously employed by the Company or any subsidiary of the Company from the Effective Date through the end of the Performance Period, and he will immediately forfeit the CIC Award upon his termination of such employment prior to the end of the Performance Period. However, if Mr. Hare’s employment with the Company and its subsidiaries is terminated in certain circumstances, the CIC Award may vest or be forfeited on other terms: (i) in the event of Mr. Hare’s involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case within 12 months after the effective date of a Change in Control, he will fully vest in the CIC Award on the date of employment termination; and (ii) in the event of Mr. Hare’s involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case more than 12 months after the effective date of a Change in Control, Mr. Hare will vest in a pro rata portion of the CIC Award (if any), which portion shall be calculated on the basis described in the Performance Share Agreement. However, if in the event of a Change in Control the CIC Award is not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the CIC Award shall become fully vested on the effective date of the Change in Control.

The vested portion of Mr. Hare’s Eligible Award or CIC Award, as applicable, is payable on the first of the following dates on which there is a vested amount to pay: (i) the effective date of a Change in Control, (ii) within 60 days following the date of Mr. Hare’s termination of employment (or six-months after his termination of employment, if such delay is required by Section 409A), and (iii) during the period beginning January 1, 2017 and ending March 15, 2017. Payment under the Performance Share Agreement will be made by the issuance to Mr. Hare of a number of shares of Common Stock equal to the vested portion of the Eligible Award or CIC Award, as applicable. Pursuant to the Performance Share Agreement, the Performance Shares may not be transferred and are subject to Mr. Hare’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Associate Non-Competition, Confidentiality and Non-Solicitation Agreement. Furthermore, Mr. Hare shall have no voting, dividend or any other rights as a stockholder of the Company with respect to the Performance Shares. Upon the issuance of the Common Stock as to any earned portion of the Performance Shares, Mr. Hare shall obtain full voting and other rights of a stockholder of the Company as to such Common Stock.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Performance Share Agreement. The Performance Share Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Retirement of Michael D. Newman; Deb O’Connor’s Returns to Position as Senior Vice President, Finance and Co-Chief Accounting

On December 2, 2013, the Company announced that Michael D. Newman, who served as the Company’s Executive Vice President, Chief Financial Officer since August 2008, and became the Co-Chief Financial Officer of the Company along with Deb O’Connor at the time of the Company’s merger with OfficeMax Incorporated on November 5, 2013, will retire, effective December 2, 2013. Stephen E. Hare will succeed Mr. Newman as the Company’s Executive Vice President, Chief Financial Officer, effective the same date , as disclosed above. Also, as a result of Mr. Hare’s appointment as the Company’s Executive Vice President, Chief Financial Officer, Deb O’Connor has returned to her position as Senior Vice President, Finance, and will serve as the Co-Chief Accounting Officer.

Further information about Mr. Newman’s retirement and Ms. O’Connor’s return to her position as Senior Vice President, Finance and Co-Chief Accounting Officer is included in the Company’s press release issued on December 2, 2013, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other events.

The Board of Directors of the Company has scheduled the Company’s 2014 Annual Meeting of Shareholders for April 24, 2014 (the “2014 Annual Meeting”). Any shareholder proposal, including nominations of persons for election to the Board of Directors, must be received, according to the Company’s Bylaws, by the Corporate Secretary at the Company’s corporate offices, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel, on or before 5:00 p.m. (Eastern Time) on December 25, 2013 and no later than close of business on January 24, 2014. Any proposal submitted outside this timeframe will not be considered timely and such business will be excluded from consideration at the meeting. For shareholders who wish to submit a proposal for consideration of inclusion in the 2014 Proxy Statement and presentation at the 2014 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act, such proposal must be received by the Corporate Secretary at the Company’s corporate offices no later than January 24, 2014, and otherwise must comply with Securities and Exchange Commission requirements in Rule 14a-8 in order to be considered for inclusion in the 2014 Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement between the Company and Mr. Hare

Exhibit 10.2	2013 Non-Qualified Stock Option Award Agreement between the Company and Mr. Hare

Exhibit 10.3	2013 Restricted Stock Unit Award Agreement between the Company and Mr. Hare

Exhibit 10.4	2013 Performance Share Award Agreement between the Company and Mr. Hare

Exhibit 99.1	Office Depot, Inc. News Release dated December 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2013

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, GeneralCounsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter Agreement between the Company and Mr. Hare

Exhibit 10.2	2013 Non-Qualified Stock Option Award Agreement between the Company and Mr. Hare

Exhibit 10.3	2013 Restricted Stock Unit Award Agreement between the Company and Mr. Hare

Exhibit 10.4	2013 Performance Share Award Agreement between the Company and Mr. Hare

Exhibit 99.1	Office Depot, Inc. News Release dated December 2, 2013